UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

Potlatch Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Riverside Avenue, Suite 1100, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Potlatch Holdings, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification of Rights of Security Holders.

On February 3, 2006, the stockholders of the Registrant’s predecessor, Potlatch Corporation, a Delaware corporation (Commission File No. 001-5313) (the “Predecessor Registrant”), approved a merger in connection with a restructuring of its business related to its conversion to a real estate investment trust (“REIT”). The restructuring included the formation of Potlatch Holdings, Inc. (a wholly owned subsidiary of the Predecessor Registrant) and Potlatch Operating Company (the “Operating Company”). On February 3, 2006, the Predecessor Registrant merged with and into the Operating Company (the “Merger”). As a consequence of the Merger, each share of the Predecessor Registrant’s common stock was converted into one share of common stock of the Registrant. Potlatch Holdings, Inc., which immediately after the Merger changed its name to Potlatch Corporation (the “Registrant”), directly owns all of the outstanding capital stock of the Operating Company. As a result of the Merger, the Registrant became the publicly traded, New York Stock Exchange, Pacific Stock Exchange and Chicago Stock Exchange listed corporation in place of the Predecessor Registrant, and succeeded to and continues to operate, directly or indirectly, the business of the Predecessor Registrant. A copy of the press release announcing the Merger is filed with this Current Report on Form 8-K as Exhibit 99.1.

Among the requirements that the Registrant must meet to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), is that not more than 50% in value of the Registrant’s outstanding capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year, and the Registrant’s capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To satisfy these ownership requirements and other requirements for continued qualification as a REIT, the Registrant restated its certificate of incorporation (the “Restated Charter”) prior to the effective time of the Merger on February 3, 2006. The Restated Charter contains provisions restricting the ownership or transfer of shares of the Registrant’s capital stock. For a summary description of the material terms of the ownership and transfer restrictions applicable to shares of the Registrant’s capital stock, refer to pages 99-101 (“Description of Potlatch Holdings Capital Stock – Restrictions on Ownership and Transfer”) of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4, as amended (Registration No. 333-128403), filed by the Registrant. A copy of the Restated Charter is included as Annex B to the Proxy Statement/Prospectus.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2006 and prior to the effective time of the Merger, the Registrant filed the Restated Charter. The Restated Charter is substantially similar to the Predecessor Registrant’s restated certificate of incorporation, with the principal differences being that the Restated Charter provides for (i) 60 million additional authorized shares of common stock that will, among other things, provide additional authorized shares for issuance in connection with (a) the special E&P distribution described in Item 8.01 of this Current Report on Form 8-K, (b) any future stock splits, (c) any future acquisitions funded using shares, (d) equity offerings to raise capital for any future acquisitions or (e) other corporate purposes; and (ii) restrictions on ownership of the Registrant’s common stock described in Item 3.03 of this Current Report on Form 8-K.

On February 3, 2006 and after the effective time of the Merger, the Registrant amended the Restated Charter to change the Registrant’s name from “Potlatch Holdings, Inc.” to “Potlatch Corporation.” A copy of the amendment to the Restated Charter is filed with this Current Report on Form 8-K as Exhibit 99.2.

On February 3, 2006 and upon the effective time of the Merger, the Registrant amended and restated its bylaws (the “Restated Bylaws”). The Restated Bylaws are substantially similar to the Predecessor Registrant’s amended and restated bylaws, except that the Restated Bylaws provide that physical certificates representing shares of the Registrant’s common stock will not be issued and instead shares will be issued electronically in book-entry form by way of direct registration. A copy of the Restated Bylaws is filed with this Current Report on Form 8-K as Exhibit 99.3.

For a summary description of the Restated Charter and the Restated Bylaws, refer to pages 102-106 (“Comparison of Rights of Stockholders of Potlatch and Potlatch Holdings”) of the Proxy Statement/Prospectus.

Item 8.01.	Other Events.

On February 3, 2006, the board of directors of the Registrant declared a special E&P distribution of $15.15 per share of common stock, payable on March 31, 2006 to stockholders of record on February 14, 2006. The special E&P distribution will be paid in the form of cash, shares of the Registrant’s common stock, or a combination of both, at the election of each stockholder. The amount of cash payable to stockholders will be limited to 20% of the total value of the special E&P distribution. Based on the approximately $445 million aggregate amount of the special E&P distribution, this means that the aggregate amount of cash payable to stockholders will be limited to approximately $89 million, before cash paid in lieu of fractional shares. If the aggregate amount of stockholder cash elections exceeds 20% of the total value of the special E&P distribution, then cash payments in excess of 20% will be prorated. The total number of shares of Potlatch common stock to be issued in the special E&P distribution will be determined by dividing (i) approximately $445 million, the aggregate value of the special E&P distribution, less the total amount of cash to be paid as part of the special E&P distribution, by (ii) the average of the closing sales price of the Registrant’s common stock on the New York Stock Exchange as reported by The Wall Street Journal from and including March 21, 2006 through and including March 23, 2006.

On February 3, 2006, the board of directors of the Registrant also declared the first regular quarterly distribution as a REIT on the Registrant’s common stock. The distribution of $0.65 per share is payable on February 28, 2006 to stockholders of record on February 13, 2006.

A copy of the press release announcing the special E&P distribution and the first regular quarterly distribution is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Potlatch Corporation Press Release, issued February 3, 2006.

99.2	Second Amended and Restated Certificate of Incorporation of the Registrant, effective February 3, 2006.

99.3	Amended and Restated Bylaws of the Registrant, effective February 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2006	POTLATCH CORPORATION (formerly Potlatch Holdings, Inc.)

	By:	/s/ Malcolm A. Ryerse
Name: Malcolm A. Ryerse Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Potlatch Corporation Press Release, issued February 3, 2006.

99.2	Second Amended and Restated Certificate of Incorporation of the Registrant, effective February 3, 2006.

99.3	Amended and Restated Bylaws of the Registrant, effective February 3, 2006.